Filed Pursuant to Rule 424(b)(3)

Registration No. 333-194745

PROSPECTUS SUPPLEMENT NO. 14 DATED MARCH 13, 2015

TO

PROSPECTUS DATED JULY 2, 2014

(AS SUPPLEMENTED)

ARCH THERAPEUTICS, INC.

PROSPECTUS

Up to 45,600,000 Shares of Common Stock

This Prospectus Supplement No. 14 supplements the prospectus of Arch Therapeutics, Inc. (“the “Company”, “we”, “us”, or “our”) dated July 2, 2014 (as supplemented to date, the “Prospectus”) with the following attached document which we filed with the Securities and Exchange Commission on March 13, 2015:

A.	Our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2015

This Prospectus Supplement No. 14 should be read in conjunction with the Prospectus, which is required to be delivered with this Prospectus Supplement. This prospectus supplement updates, amends and supplements the information included in the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements to it.

Investing in our common stock involves a high degree of risk. Before making any investment in our common stock, you should carefully consider the risk factors for our common stock, which are described in the Prospectus, as amended or supplemented.

You should rely only on the information contained in the Prospectus, as supplemented or amended by this Prospectus Supplement No. 14 and any other prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 14 is March 13, 2015

INDEX TO FILINGS

Annex
The Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2015	A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2015

ARCH THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54986	46-0524102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 William Street, Suite 270
Wellesley, Massachusetts	02481
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-2313

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a) Convertible Note Offering

Beginning March 11, 2015 and through March 13, 2015, Arch Therapeutics, Inc. (the “Company”) entered into a series of substantially similar subscription agreements (each a “Subscription Agreement”) with each of Anson Investments Master Fund, LP., Equitec Specialists, LLC and Capital Ventures International (collectively, the “Investors”) pursuant to which the Company issued unsecured 2016 8% Convertible Notes (the “Notes”, and such transaction, the “Notes Offering”) to the Investors in the aggregate principal amount of $750,000. On the Closing of the Notes Offering on March 13, 2015 (the “Closing Date”), each Investor was issued a Note in the principal amount of $250,000. The Investors, or their affiliates, are current stockholders of the Company and holders of its Series A Warrants and Series C Warrants. After deducting for estimated fees and expenses, the aggregate net proceeds to the Company from the sale of the Notes are expected to be approximately $725,000. The Company did not engage any underwriter or placement agent in connection with the Notes Offering.

The Notes become due and payable on March 13, 2016 (the “Stated Maturity Date”) and may not be prepaid. The Notes bear interest on the unpaid principal balance at a rate equal to eight percent (8.0%) (computed on the basis of the actual number of days elapsed in a 360-day year) per annum until either (a) converted into shares of the Company’s common stock, $0.001 par value per share (“Common Stock”) or (b) the outstanding principal and accrued interest on the Notes is paid in full by the Company. Interest on the Notes becomes due and payable upon their conversion or the Stated Maturity Date and may become due and payable upon the occurrence of an event of default under the Notes. The Notes contain customary events of default, which include, among other things, (i) the Company’s failure to pay other indebtedness of $100,000 or more within the specified cure period for such breach; (iii) the acceleration of the stated maturity of such indebtedness; (iii) the insolvency of the Company; and (iv) the receipt of final, non-appealable judgments in the aggregate amount of $100,000 or more.

At any time prior to the Stated Maturity Date, the holders of the Notes have the right to convert some or all of such Notes into the number of shares of Common Stock determined by dividing (a) the aggregate sum of the (i) principal amount of the Note to be converted, and (ii) amount of any accrued but unpaid interest with respect to such portion of the Note to be converted; and (b) the conversion price then in effect (the shares of Common Stock issuable upon such conversion, the “Conversion Shares”). The initial conversion price is $0.20 per share, and it may be (A) reduced to any amount and for any period of time deemed appropriate by the Board of Directors of the Company, or (B) reduced or increased proportionately as a result of stock splits, stock dividends, recapitalizations, reorganizations, and similar transactions. A holder shall not have the right to convert any portion of a Note, if after giving effect to such conversion, the holder, together with its affiliates collectively, would beneficially own more than 4.99% or 9.99% (at the holder’s discretion) of the shares of Common Stock outstanding immediately after giving effect to such conversion.

The issuance and sale of the Notes and Conversion Shares (collectively, the “Securities”) has not been, and will not upon issuance be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. The Securities were issued and sold in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act, based on the following facts: each of the Investors has represented that it is (and on the date of any conversion or sale of the Notes and/or Conversion Shares will be) an accredited investor as defined in Rule 501(a) promulgated under the Securities Act, that it is acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws and that it has sufficient investment experience to evaluate the risks of the investment; the Company used no advertising or general solicitation in connection with the issuance and sale of the Securities to the Investors; the Securities will be issued as restricted securities.

The foregoing description of the Subscription Agreement and Notes does not purport to be complete and is qualified in its entirety by reference to the copies of the form of Subscription Agreement and form of Note filed herewith as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

(b) Adjustment to Series A Exercise Price

The Company’s issuance of the Notes on the Closing Date triggered the anti-dilution provisions of the Series A Warrants and, as a result, the exercise price of the Series A Warrants was reduced to $0.20 per share and the aggregate number of shares issuable under the Series A Warrants increased by 5,700,000 shares (or fifty-percent (50%)) from 11,400,000 shares to 17,100,000 shares, in each case effective as of the Closing Date.

(c) Series C Warrant Amendment

On March 13, 2015, the Company entered into that certain Amendment to Series C Warrants to Purchase Common Stock, dated as of March 13, 2015, with Cranshire Capital Master Fund, Ltd. (the “Amendment”), to amend the expiration date of the Series C Warrants. In particular, pursuant to the Amendment, the expiration date of the Series C Warrants was extended to 5:00 p.m., New York time, on June 2, 2015.

The preceding description of the Amendment is qualified in its entirety by reference to the copy of the Amendment filed herewith as Exhibit 10.3 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

In accordance with Section 8 of the Series A Warrants and Series C Warrants, on March 13, 2015, the Company distributed the notice attached hereto as Exhibit 99.1 to this Current Report on Form 8-K to the Holders of the Series A Warrants and Series C Warrants.

Item 9.01 Financial Statements and Exhibit

(d) Exhibits

Exhibit	Description
10.1	Form of Subscription Agreement
10.2	Form of 8% Convertible Note
10.3	Amendment to Series C Warrants to Purchase Common Stock
99.1	Notice of Amendment Distributed by the Company on March 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH THERAPEUTICS, INC.

Dated: March 13, 2015	By:	/s/ Terrence W. Norchi, M.D.
Name: Terrence W. Norchi, M.D.
Title: President, Chief Executive Officer

Exhibit List

Exhibit	Description
10.1	Form of Subscription Agreement
10.2	Form of 8% Convertible Note
10.3	Amendment to Series C Warrants to Purchase Common Stock
99.1	Notice of Amendment Distributed by the Company on March 13, 2015

EXHIBIT 10.1

SUBSCRIPTION AGREEMENT

Arch Therapeutics, Inc.

20 William Street, Suite 270

Wellesley, Massachusetts 02481

Ladies and Gentlemen:

1.                  Subscription. The undersigned (the “Purchaser”), intending to be legally bound, hereby irrevocably agrees to purchase from Arch Therapeutics, Inc., a Nevada corporation (the “Company”), the principal amount of the Company’s 8% Convertible Notes due 2016 (the (“Notes”), in the form of Exhibit A hereto, at a purchase price equal to 100% of the face amount thereof. The Notes are convertible into shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), at a conversion price of $0.20 per share, subject to adjustment as specified therein. The shares of Common Stock issuable upon the conversion of the Notes are hereinafter referred to herein as the “Conversion Shares.” The Notes and the Conversion Shares are hereinafter collectively referred to as the “Securities”.

2.             The Offering. The Company is conducting a private placement of the Notes to accredited investors (the “Offering”). This Subscription Agreement (this “Subscription Agreement”) is one in a series of similar subscription agreements expected to be entered into pursuant to the Offering. No closing of the Offering shall occur unless a minimum of $750,000 in aggregate principal amount of the Notes has been sold in the Offering.

3.             Deliveries and Payment. Simultaneously with the execution hereof, the Purchaser shall deliver to the Company a completed and executed signature page to this Subscription Agreement. The Notes will be issued and sold by the Company to the Purchasers at a closing (the “Closing”), to occur on or before March 13, 2015 (the “Closing Date”). At the Closing, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company the Notes being subscribed for by the Purchaser hereunder. On or before the Closing, the Purchaser shall make a wire transfer payment in the full amount of the purchase price for the Notes for which the Purchaser is subscribing in this Subscription Agreement to be purchased on the Closing to an account specified in writing by the Company. The funds wired by the Purchaser will be held by the Company in a non-interest-bearing account until the earliest to occur of (a) the Closing Date and (b) the rejection of this subscription by the Company. No escrow account will be established or maintained in connection with the Offering.

4.             Acceptance of Subscription. The Purchaser understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this subscription or any other subscription for Notes, in whole or in part, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Company executes and delivers to the Purchaser an executed copy of this Subscription Agreement. If this subscription is rejected in whole or the Offering is terminated, all funds received from the Purchaser will be returned without interest or offset, and this Subscription Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

Within five (5) calendar days of the Closing, the Company shall deliver to the Purchaser the Notes purchased by such Purchaser.

5.             Representations and Warranties of the Purchaser.

The Purchaser hereby acknowledges, represents, warrants, and agrees as follows:

(a)                The Purchaser is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement;

(b)               The execution, delivery and performance by the Purchaser of this Agreement have been duly authorized and each will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equity principles;

(c)                None of the Securities are registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Purchaser understands that the offering and sale of the Notes is intended to be exempt from registration under the Securities Act by virtue of Section 4(a)(2) thereof and the provisions of Regulation D (“Regulation D”) as promulgated by the Securities and Exchange Commission (the “SEC”) thereunder, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement;

(d)               The Securities to be received by the Purchaser hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. The Purchaser is not a broker-dealer registered with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or an entity engaged in a business that would require it to be so registered;

(e)                The Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby;

(f)                Neither the SEC nor any state securities commission or other regulatory authority has approved the Securities, or passed upon or endorsed the merits of the Offering or confirmed the accuracy or determined the adequacy of any information provided by the Company to the Purchaser in connection with the Offering;

(g)               The Purchaser acknowledges that the Company files reports and other documents with the SEC pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the “SEC Documents”), and that the Purchaser and its Advisers have had access to the SEC Documents. The Purchaser has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities;

(h)               The Purchaser is unaware of, is in no way relying on, and did not become aware of the Offering through or as a result of, any form of general solicitation or general advertising;

(i)                 The Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby (other than commissions payable by the Company pursuant to the terms of any contract to which the Company is a party);

(j)                 The Purchaser is aware that an investment in the Company is subject to substantial risks as disclosed in the SEC Documents;

(k)               At the time such Purchaser was offered the Securities, it was, at the date hereof it is, and on the date of any conversion or sale of the Notes and/or the Conversion Shares it will be (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act and (ii) an “institutional investor” as defined in Financial Industry Regulatory Authority Rule 5110(d)(4)(B). Such Purchaser is not a registered broker dealer registered under Section 15(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an entity engaged in the business of being a broker dealer. Either such Purchaser is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker dealer, or is acquiring the Notes in the ordinary course of business. Such Purchaser maintains its principal executive office at the location specified on its signature page hereto;

(l)                 Neither the Purchaser, nor any of its affiliates, nor any person claiming by or through any of them, is subject to any “bad actor” disqualification specified in Rule 506(d) of Regulation D (a “Disqualification Event”). The Purchaser undertakes to update the Company in the event that the Purchaser (or any of its affiliates, or any person claiming by or through any of them) subsequently becomes subject to a Disqualification Event;

(m)             It is understood that the Notes and any certificates representing the Conversion Shares will bear the following legend:

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(n)               The Purchaser understands and acknowledges that other investors may not participate in the Offering.

6.             Representations and Warranties of the Company

The Company hereby acknowledges, represents, warrants, and agrees as follows:

(a)                The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the Notes (the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by the Company’s board of directors and other than the 8-K Filing (as defined below) and a Form D and any other filings as may be required by any state securities agencies, no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governing body. This Agreement has been, and the other Transaction Documents will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(b)               As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than the maximum number of shares of Common Stock issuable upon conversion of the Notes (without taking into account any limitations on the conversion of the Notes. The issuance of the Conversion Shares is duly authorized, and upon conversion in accordance with the Notes, the Conversion Shares, when issued, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders thereof being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Purchaser in this Agreement and the filing with the SEC of a Form D following the Closing, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act of 1933, as amended (the “Act”).

(c)                The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Conversion Shares will not (i) result in a violation of the Charter (as defined below) (including, without limitation, any certificates of designation contained therein) or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company, or Bylaws (as defined below), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, federal and state securities laws and regulations and the rules and regulations of the OTCQB tier of the OTC Marketplace (the “Principal Market”)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) above, for such conflicts, defaults or rights that could not reasonably be expected to have a Material Adverse Effect (as defined below).

(d)               The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the Closing have been obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock therefrom in the foreseeable future.

(e)                Since the date of the Company’s most recent audited financial statements contained in a Form 10-K filed under the Securities Exchange Act of 1934 (a “Form 10-K”), there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at such Closing, will not be Insolvent (as defined below). For purposes of this Section 6(e), “Insolvent” means, (I) with respect to the Company and its Subsidiaries, on a consolidated basis, (i) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (ii) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (II) with respect to the Company and each Subsidiary, individually, (i) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (ii) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital.

(f)                No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced, (ii) could have a material adverse effect on any Purchaser’s investment hereunder or (iii) could have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under this Agreement or the Warrants.

(g)               Neither the Company, any of its Subsidiaries or any director, officer, agent, employee, nor any other Person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act or any other applicable anti-bribery or anti-corruption laws, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Government Entity, as defined below, to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Governmental Official, for the purpose of: (i)(1) influencing any act or decision of such Government Official in his/her official capacity, (2) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (3) securing any improper advantage, or (4) inducing such Government official to influence or affect any act or decision of any Government Entity, or (ii) assisting the Company or its subsidiary in obtaining or retaining business for or with, or directing business to, the Company or its subsidiary. “Government Entity” as used in the previous paragraph means any government or any department, agency or instrumentality thereof, including any entity or enterprise owned or controlled by a government, or a public international organization.

(h)               Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its and its Subsidiaries’ relations with their respective employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(i)                 It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by this Agreement in connection with the Form 8-K Filing (as defined below), in accordance with the terms thereof, the Purchaser has not been asked by the Company or any of its Subsidiaries to agree, nor has the Purchaser agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) the Purchaser, and counterparties in “derivative” transactions to which any the Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to the Purchaser’s knowledge of the transactions contemplated by this Agreement; and (iii) the Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by this Agreement pursuant to the Form 8-K Filing, the Purchaser may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or the Warrants or any of the documents executed in connection herewith or therewith.

(j)                 Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than the Placement Agent), or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

(k)               Except as disclosed in the Form 8-K Filing, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchaser regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that the Purchaser does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 5.

7.             Press Release and Form 8-K. The Company and the Purchaser agree that the Company shall issue a press release and file a Form 8-K disclosing the material terms of the transactions contemplated hereby and attaching a copy of the Subscription Agreement and Notes (the “Form 8-K Filing”), and shall be in a form reasonably acceptable to the Purchaser. From and after the Form 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to the Purchaser by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Purchaser with any material, non-public information regarding the Company or any of its Subsidiaries from and after the Form 8-K Filing without the express prior written consent of such Purchaser.

8.             Modification. This Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

9.             Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed email or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties at their respective address, email or facsimile number set forth on the signature page hereto, or to such other address as such party shall have furnished in writing in accordance with the provisions of this Section 9.

10.           Assignability. This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of any Securities acquired by the Purchaser shall be made only in accordance with all applicable laws.

11.           Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be wholly- performed within said State.

12.           Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York located in New York county and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in such courts, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

13.           Blue Sky Qualification. The purchase of Notes under this Subscription Agreement and the issuance of the Conversion Shares upon the due conversion of the Notes are all expressly conditioned upon the exemption from qualification of the offer and sale thereof, as applicable, from applicable federal and state securities laws. The Company shall not be required to qualify the Offering or any issuance of Conversion Shares under the securities laws of any jurisdiction.

14.           Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

15.           Other Terms.

(a)                For purposes of any presently existing securities of the Company now held or hereafter acquired by the Purchaser or its affiliates that provide for the adjustment of the exercise or conversion price thereof upon the issuance or deemed issuance of shares of Common Stock at a price determined to be less than the exercise or conversion price then in effect, the Purchaser agrees that the effective price at which shares of Common Stock are deemed to be issued as a result of the sale of the Notes and the other transactions contemplated hereby shall be deemed to be $0.20 per share. By way of clarification, the Purchaser agrees that, upon the Closing, the effect of the issuance of the Notes and the consummation of the other transactions contemplated hereby shall be that the adjusted “Exercise Price” of the Company’s outstanding Series A Warrants will be reduced to $0.20 in accordance with the terms of the Series A Warrants, resulting in an additional 5,700,000 shares of Common Stock becoming issuable under the terms of the Series A Warrants.

(b)               Upon consummation of the Closing, the Series C Warrants are hereby amended to change the “Expiration Date” thereof to 5:00 p.m., New York time, on June 2, 2015.

16.           Miscellaneous.

(a)                This Subscription Agreement, including all attachments, schedules and exhibits thereto, constitutes the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.

(b)               The representations and warranties of the Purchaser made in this Subscription Agreement shall survive the execution and delivery hereof and delivery of the Securities.

(c)                Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(d)               This Subscription Agreement may be executed in one or more counterparts (including electronic counterparts), each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. This Agreement will be binding on the parties hereto and their successors, permitted assigns and legal representatives.

(e)                Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

(f)                Paragraph and Section titles are for convenience and descriptive purposes only and are not to be considered in construing or interpreting this Subscription Agreement.

Arch Therapeutics, Inc.

SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT

Purchaser hereby elects to subscribe under the Subscription Agreement for a total of $_______ of the Notes (NOTE: to be completed by Purchaser), and, by execution and delivery hereof), Purchaser hereby executes the Subscription Agreement and agrees to be bound by the terms and conditions of the Subscription Agreement.

Date (NOTE: To be completed by Purchaser): _______________________________

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)	Social Security Number(s)

Signature(s) of Purchaser(s)

Date	Address

Fax Number	Email Address

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Entity	Federal Tax Identification Number

By:
Name:	State of Organization
Title:

Date	Address

Fax Number	Email Address

Accepted:

ARCH THERAPEUTICS, INC.

By:
Authorized Officer:

EXHIBIT A

Form of Note

Exhibit 10.2

THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144 OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

8% CONVERTIBLE NOTE

$______________	March __, 2015 (the “Issuance Date”)

FOR VALUE RECEIVED, Arch Therapeutics, Inc., a Nevada, a Delaware corporation (the “Company”), hereby unconditionally promises to pay to the order of ________________ (the “Holder”), having an address _____________, at such address or at such other place as may be designated in writing by the Holder, or its assigns, the aggregate principal sum of _____________ United States Dollars ($______________), together with interest from the date set forth above on the unpaid principal balance of this Note outstanding at a rate equal to eight percent (8.0%) (computed on the basis of the actual number of days elapsed in a 360-day year) per annum and continuing on the outstanding principal until this 8% Convertible Note (the “Note”) is converted into Common Stock as provided herein or indefeasibly and irrevocably paid in full by the Company. Subject to the other provisions of this Note, the principal of this Note and all accrued and unpaid interest hereon shall mature and become due and payable on March ___, 2016 (the “Stated Maturity Date”). All payments of principal and interest by the Company under this Note shall be made in United States dollars in immediately available funds to an account specified by the Holder.

In the event that any amount due hereunder is not paid when due, such overdue amount shall bear interest at an annual rate of eleven percent (11%) until paid in full. In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Company, then such excess sum shall be credited by the Holder as a payment of principal.

This Note is one of a series of Notes (the “Company Notes”) of like tenor in an aggregate principal amount of up to One Million United States Dollars ($1,000,000) issued by the Company pursuant to the Subscription Agreements (as defined below).

1.             Definitions. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Subscription Agreements unless otherwise defined herein. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Bloomberg” means Bloomberg Financial Markets.

“Board” shall mean the Board of Directors of Company.

“Business Day” other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported on the OTC Pink marketplace operated by OTC Markets Group Inc. If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Common Stock” shall mean the Common Stock, par value $0.001 per share, of the Company or any securities into which shares of Common Stock may be reclassified after the date hereof.

“Company” has the meaning set forth in the first paragraph hereof.

“Company Notes” has the meaning set forth in the third paragraph hereof.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Price” shall mean initially $0.20 per share, subject to adjustment as provided in Section 4.

“Event of Default” has the meaning set forth in Section 5 hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Holder” has the meaning set forth in the first paragraph hereof.

“Indebtedness” means any liability or obligation (i) for borrowed money, other than trade payables incurred in the ordinary course of business, (ii) evidenced by bonds, debentures, notes, or other similar instruments, (iii) in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), except letters of credit or other similar instruments issued to secure payment of trade payables or obligations in respect of workers’ compensation, unemployment insurance and other social security laws or regulations, all arising in the ordinary course of business consistent with past practices, (iv) to pay the deferred purchase price of property or services, except trade payables arising in the ordinary course of business consistent with past practices, (v) as lessee under capitalized leases, (vi) secured by a Lien on any asset of the Company or a Subsidiary, whether or not such obligation is assumed by the Company or such Subsidiary.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any of the foregoing).

“Majority Holders” has the meaning set forth in Section 7 hereof.

“Note” has the meaning set forth in the first paragraph hereof.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Principal Market” means any marketplace operated by the OTC Markets Group Inc.

“Stated Maturity Date” has the meaning set forth in the first paragraph hereof.

“Subscription Agreements” means the Subscription Agreements entered into by and between the Company and the original Holders of the Company Notes, as the same may be amended from time to time.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

2.             Subscription Agreements. This Note is one of the several 8% Convertible Notes of the Company issued pursuant to the Subscription Agreements. This Note is subject to the terms and conditions of, and entitled to the benefit of, the provisions of the Subscription Agreement pursuant to which it was issued. This Note is transferable and assignable to any Person to whom such transfer is permissible under such Subscription Agreement and applicable law. The Company agrees to issue from time to time a replacement Note in the form hereof to facilitate such transfers and assignments. In addition, after delivery of an indemnity in form and substance reasonably satisfactory to the Company, the Company also agrees to promptly issue a replacement Note if this Note is lost, stolen, mutilated or destroyed.

3.             No Right of Prepayment or Redemption. This Note shall not be prepayable or redeemable by the Company prior to the Stated Maturity Date.

4.             Conversion Rights.

(a)                Subject to and upon compliance with the provisions of this Note, prior to the Stated Maturity Date, the Holder shall have the right, at its option at any time, to convert some or all of the Note into such number of fully paid and nonassessable shares of Common Stock as is obtained by: (i) adding (A) the principal amount of this Note to be converted and (B) the amount of any accrued but unpaid interest with respect to such portion of this Note to be converted; and (ii) dividing the result obtained pursuant to clause (i) above by the Conversion Price then in effect. The rights of conversion set forth in this Section 4 shall be exercised by the Holder by giving written notice to the Company that the Holder elects to convert a stated amount of this Note into Common Stock to the Company by email or facsimile at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the Holder) at any time on the date set forth in such notice (which date shall not be earlier than the Company’s receipt of such notice), together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

(b)               Promptly after receipt of the written notice referred to in Section 4(a) above and surrender of this Note (or, in lieu thereof, by delivery of an appropriate lost security affidavit in the event this Note shall have been lost or destroyed), but in no event more than three (3) Business Days thereafter, the Company shall issue and deliver, or cause to be issued and delivered, to the Holder, registered in such name or names as the Holder may direct in writing, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such portion of this Note. The Company shall pay all transfer agent fees and, to the extent that the Holder may freely resell such shares of Common Stock without volume or manner of sale restrictions under Rule 144, shall cause its counsel to deliver an appropriate legal opinion in connection with any sales under Rule 144 so that shares of Common Stock issuable upon the conversion of this Note shall be issued free of restrictive legend. To the extent permitted by law, such conversion shall be deemed to have been effected, and the Conversion Price shall be determined, as of the date on which such written notice shall have been received by the Company. The Holder shall return this Note to the Company for cancellation upon the full conversion or payment thereof. The Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

(c)                No fractional shares shall be issued upon any conversion of this Note into Common Stock. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 4(c), be delivered upon such conversion, the Company, in lieu of delivering such fractional share, shall pay to the Holder an amount in cash equal to the Closing Bid Price of a share of Common Stock on the effective date of conversion times the fractional share of Common Stock otherwise issuable upon such conversion. In case the principal amount of this Note exceeds the principal amount being converted, the Company shall, upon such conversion, execute and deliver to the Holder, at the expense of the Company, a new Note for the principal amount of this Note surrendered which is not to be converted.

(d)               The Company may at any time during the term of this Note reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board.

(e)                If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Issuance Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f)                If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights or phantom stock rights), then the Board will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 4(f) will increase the Conversion Price as otherwise determined pursuant to this Section 4.

(g)               An adjustment to the Conversion Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(h)               In the event that, as a result of an adjustment made pursuant to this Section 4, the Holder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon conversion of this Note shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Note.

(i)                 In case at any time:

(i) the Company shall declare any dividend upon its Common Stock or any other class or series of capital stock of the Company payable in cash or stock or make any other distribution to the holders of its Common Stock or any such other class or series of capital stock;

(ii) the Company shall offer for subscription pro rata to the holders of its Common Stock or any other class or series of capital stock of the Company any additional shares of stock of any class or other rights; or

(iii) there shall be any capital reorganization or reclassification of the capital stock of the Company, any acquisition or a liquidation, dissolution or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by delivery in person or by certified or registered mail, return receipt requested, addressed to the Holder at the address of such Holder as shown on the books of the Company, (a) at least twenty (20) Business Days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any event set forth in clause (iii) of this Section 4(j) and (b) in the case of any event set forth in clause (iii) of this Section 4(j), at least 20 Business Days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock or such other class or series of capital stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock and such other series or class of capital stock shall be entitled to exchange their Common Stock and other stock for securities or other property deliverable upon consummation of the applicable event set forth in clause (iii) of this Section 4(i).

(j)                 Upon any adjustment of the Conversion Price, then and in each such case the Company shall give prompt written notice thereof, by delivery in person or by certified or registered mail, return receipt requested, addressed to the Holder at the address of such Holder as shown on the books of the Company, which notice shall state the Conversion Price resulting from such adjustment and setting forth in reasonable detail the method upon which such calculation is based.

(k)               The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon conversion of this Note as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of this Note. The Company covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, and that the Company will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Company shall take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange or trading market upon which the Common Stock may be listed. The Company shall not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of this Note would exceed the total number of shares of Common Stock then authorized by the Company’s Certificate of Incorporation.

(l)                 The issuance of certificates for shares of Common Stock upon conversion of this Note shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.

(m)             The Company will not at any time close its transfer books against the transfer, as applicable, of this Note or of any shares of Common Stock issued or issuable upon the conversion of this Note in any manner which interferes with the timely conversion of this Note, except as may otherwise be required to comply with applicable securities laws.

(n)               (n) The Company shall not effect the conversion of any portion of this Note, and the Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to such conversion, the Holder together with its affiliates collectively would beneficially own in excess of 4.99% (the "Maximum Percentage") of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Affiliates shall include the number of shares of Common Stock held by the Holder and all other Affiliates plus the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of the other Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 4(n). For purposes of this Section 4(n), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Affiliates and not to any other holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.

5.             Event of Default. The occurrence of any of following events shall constitute an “Event of Default” hereunder:

(a)                the failure of the Company to make any payment of principal or interest on this Note when due, whether at the Stated Maturity, upon acceleration or otherwise;

(b)               the Company and/or its Subsidiaries fail to make a required payment or payments on Indebtedness of One Hundred Thousand United States Dollars ($100,000) or more in aggregate principal amount and such failure continues for more than ten (10) days;

(c)                there shall have occurred an acceleration of the stated maturity of any Indebtedness of the Company or its Subsidiaries of One Hundred Thousand United States Dollars ($100,000) or more in aggregate principal amount (which acceleration is not rescinded, annulled or otherwise cured within ten (10) days of receipt by the Company or a Subsidiary of notice of such acceleration);

(d)               the Company or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company or any Subsidiary as bankrupt or insolvent; or any order for relief with respect to the Company or any Subsidiary is entered under the Federal Bankruptcy Code or any other bankruptcy or insolvency law; or the Company or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any Subsidiary or of any substantial part of the assets of the Company or any Subsidiary, or commences any proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company or any Subsidiary and either (i) the Company or any Subsidiary by any act indicates its approval thereof, consents thereto or acquiescence therein or (ii) such petition application or proceeding is not dismissed within sixty (60) days; or

(e)                a final, non-appealable judgment which, in the aggregate with other outstanding final judgments against the Company and its Subsidiaries, exceeds One Hundred Thousand United States Dollars ($100,000) shall be rendered against the Company or a Subsidiary and within sixty (60) days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of such stay, such judgment is not discharged; provided, however, that a judgment that provides for the payment of royalties subsequent to the date of the judgment shall be deemed to be discharged so long as the Company or the Subsidiary affected thereby is in compliance with the terms of such judgment;

Upon the occurrence of any such Event of Default all unpaid principal and accrued interest under this Note shall become immediately due and payable (A) upon election of the Holder, with respect to (a) through (c) and (e), and (B) automatically, with respect to (d). Upon the occurrence of any Event of Default, the Holder may, in addition to declaring all amounts due hereunder to be immediately due and payable, pursue any available remedy, whether at law or in equity, including, without limitation, exercising its rights under the other Transaction Documents.

6.             No Waiver. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

7.             Amendments in Writing. Any term of this Note may be amended or waived upon the written consent of the Company and the holders of Company Notes representing at least 50% of the principal amount of Company Notes then outstanding (the “Majority Holders”); provided, that (x) any such amendment or waiver must apply to all outstanding Company Notes; and (y) without the consent of the Holder hereof, no amendment or waiver shall (i) change the Stated Maturity Date of this Note, (ii) reduce the principal amount of this Note or the interest rate due hereon, (iii) increase the Conversion Price or (iv) change the place of payment of this Note. No such waiver or consent on any one instance shall be construed to be a continuing waiver or a waiver in any other instance unless it expressly so provides.

8.             Waivers. The Company hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

9.             Waiver of Jury Trial. THE COMPANY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS NOTE OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THE COMPANY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

10.             Governing Law; Consent to Jurisdiction. This Note shall be governed by and construed under the law of the State of New York, without giving effect to the conflicts of law principles thereof. The Company and, by accepting this Note, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Note. The Company and, by accepting this Note, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Note, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

11.             Costs. If action is instituted to collect on this Note, the Company promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

12.             Notices. All notices hereunder shall be given in writing and shall be deemed delivered when received by the other party hereto at the address set forth in the Subscription or at such other address as may be specified by such party from time to time in accordance with the Purchase Agreements.

13.             Successors and Assigns. This Note shall be binding upon the successors or assigns of the Company and shall inure to the benefit of the successors and assigns of the Holder.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this 8% Senior Secured Convertible Note to be signed in its name effective as of the date first above written.

ARCH THERAPEUTICS, INC.

By:
Name:
Title:

EXHIBIT 10.3

AMENDMENT TO SERIES C WARRANTS TO PURCHASE COMMON STOCK

This Amendment to Series C Warrants to Purchase Common Stock (the “Amendment”) by and between Arch Therapeutics, Inc., a Nevada corporation (the “Company”), and Cranshire Capital Master Fund, Ltd. (“Cranshire”) is made as of March 13, 2015 (the “Effective Date”).

RECITALS

WHEREAS, on January 30, 2014, the Company entered into that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) with the investors named on the Schedule of Buyers attached thereto (collectively, the “Holders”) pursuant to which, among other things, the Company issued to the Holders shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and the Series C Warrants (as defined in the Securities Purchase Agreement, the “Series C Warrants”);

WHEREAS, Section 9 of the Series C Warrants provides that the provisions of the Series C Warrants may be amended only with the written consent of the Company and the Significant Buyers (as defined in the Securities Purchase Agreement);

WHEREAS, Cranshire is the only Significant Buyer; and

WHEREAS, the Company and Cranshire, in its capacity as the only Significant Buyer, now wish to amend the Series C Warrants as of the Effective Date as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the Parties hereby agree as follows:

1.	Definitions. Capitalized terms not otherwise defined in this Amendment shall have the meaning given to them in the Series C Warrants.

2.	Amendments to Series C Warrants. Section 16(h) to the Series C Warrants is hereby amended as of the Effective Date as follows:

“(h) “Expiration Date” means 5:00 p.m., New York time, on June 2, 2015.”

3.	Representations and Warranties of the Company. The Company represents and warrants to Cranshire that, after giving effect to the Amendment, the Warrant Shares shall remain eligible for resale under the Company’s resale registration statement on Form S-1 (File Number 333-194745) that became effective July 2, 2014.

4.	Miscellaneous. To the extent that there are any inconsistencies between the terms of any Series C Warrant and the terms of this Amendment, the terms of this Amendment shall prevail in effect. This Amendment may be executed by the Parties in counterparts and may be executed and delivered by facsimile or other means of electronic communication and all such counterparts, taken together, shall constitute one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment. It is expressly understood and agreed that (i) this Amendment shall be a Transaction Document and (ii) the Transaction Documents are hereby amended to give full force and effect to the transactions contemplated by this Amendment. Except as otherwise expressly provided herein, (1) the Series C Warrants and each other Transaction Document is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date (A) all references in the Series C Warrants to “this Warrant,” “hereto,” “hereof,” “hereunder” or words of like import referring to the Series C Warrants shall mean the Series C Warrants as amended by this Amendment, (B) all references in the other Transaction Documents to the “Warrants,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Series C Warrants shall mean the Series C Warrants as amended by this Amendment and (C) all references in Transaction Documents to the “Transaction Documents,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Transaction Documents shall mean the Transaction Documents as amended by this Amendment and (2) the execution, delivery and effectiveness of this Amendment shall not operate as an amendment or waiver of any right, power, benefit or remedy of any Holder under any Transaction Document, nor constitute an amendment of any provision of any Transaction Document and all of them shall continue in full force and effect, as amended or modified by this Amendment. The Company shall, on or before 8:30 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Amendment in the form required by the 1934 Act and attaching this Amendment.

[signature page follows]

IN WITNESS WHEREOF, Cranshire and the Company have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

ARCH THERAPEUTICS, INC.

By:
Name: Terrence W. Norchi, M.D
Title: President, Chief Executive Officer

SIGNIFICANT BUYER:

CRANSHIRE CAPITAL MASTER FUND, LTD.

By: Cranshire Capital Advisors, LLC
Its: Investment Manager

By: Keith Goodman
Its: Authorized Signatory

EXHIBIT 99.1

Arch Therapeutics, Inc.

20 William Street, Suite 270

Wellesley, Massachusetts

March 13, 2015

VIA E-MAIL

To:	Addressees on Schedule I

Re:	Adjustment to Exercise Price of Series A Warrants to Purchase Common Stock; Amendment to Series C Warrants to Purchase Common Stock

To whom it may concern:

You are receiving this notice (this “Notice”) in your capacity as the registered Holder of the Series A Warrants and Series C Warrants (each as defined in the SPA (as defined below) and together, the “Warrants”) of Arch Therapeutics, Inc., a Nevada corporation (the “Company”), that were issued in connection with that certain Securities Purchase Agreement, dated as of January 30, 2014, among the Company and the investors listed on the Schedule of Buyers thereto (the “SPA”). Capitalized terms not otherwise defined in this Notice shall have the meaning given to them in the Warrants.

Pursuant to Section 8 of each of the Warrants, the Company hereby provides notice that beginning on March 11, 2015, the Company entered into a series of substantially similar subscription agreements (each a “Subscription Agreement”) with each of Anson Investments Master Fund, LP., Equitec Specialists, LLC and Capital Ventures International (collectively, the “Investors”) providing for the issuance and sale by the Company to the Investors, in a private placement, of $750,000 in aggregate principal amount of the Company’s unsecured 2016 8% Convertible Notes (the “Notes”, and such transaction, the “Notes Offering”). Copies of the form of Subscription Agreement and form of Note are attached hereto as Exhibits A and B.

The Notes Offering closed on March 13, 2015 (the “Closing Date”), at which time each Investor was issued a Note in the principal amount of $250,000. At any time prior March 13, 2016, the holders of the Notes have the right to convert some or all of such Notes into the number of shares of Common Stock determined by dividing (a) the aggregate sum of the (i) principal amount of the Note to be converted, and (ii) amount of any accrued but unpaid interest with respect to such portion of this Note to be converted; and (b) the conversion price then in effect (the shares of Common Stock issuable upon such conversion, the “Conversion Shares”).

Because the Notes’ initial conversion price of $0.20 per share is below the Applicable Price of the Series A Warrants, and neither the Notes nor the Conversion Shares are Excluded Securities, the issuance of the Notes constituted a Dilutive Issuance under Section 2(b) of the Series A Warrants. As a result, the Exercise Price of the Series A Warrants was reduced to $0.20 per share effective as of the Closing Date. In accordance with Section 2(c) of the Series A Warrants, on and after the Closing Date, the aggregate number of shares issuable under the Series A Warrants increased by 5,700,000 (or fifty-percent (50%)) from 11,400,000 to 17,100,000 (the “Share Increase”). In accordance with Section 2(c) of the Series A Warrants, the Share Increase was calculated by dividing (a) the aggregate Exercise Price payable under the Series A Warrants prior to the Closing Date ($3,420,000, which is the product of (i) the 11,400,000 shares then issuable under the Series A Warrants; and (ii) the $0.30 per share Applicable Price); by (b) the Exercise Price resulting from the application of the anti-dilution provisions in Section 2(b) of the Series A Warrants (i.e., $3,420,000 / $0.20 per share = 17,100,000).

Pursuant to Section 8 of each of the Warrants, the Company hereby also provides notice that on March 13, 2015, the Company entered into that certain Amendment to Series C Warrants to Purchase Common Stock, dated as of March 13, 2015, with Cranshire Capital Master Fund, Ltd. (the “Amendment”), to amend the expiration date of the Series C Warrants. In particular, pursuant to the Amendment, the expiration date of the Series C Warrants was extended to 5:00 p.m., New York time, on June 2, 2015. A copy of the Amendment is attached hereto as Exhibits C.

Very truly yours,

ARCH THERAPEUTICS, INC.

By:
Name:
Title:

SCHEDULE I

Holders

Cranshire Capital Master Fund, Ltd.

c/o Cranshire Capital Advisors, LLC

3100 Dundee Road, Suite 703

Northbrook, IL 60062

Attn: Mitchell P. Kopin

Facsimile: (847) 562-9031

E-mail: notices@cranshirecapital.com

Equitec Specialists, LLC

c/o Cranshire Capital Advisors, LLC

3100 Dundee Road, Suite 703

Northbrook, IL 60062

Attn: Mitchell P. Kopin

Facsimile: (847) 562-9031

E-mail: notices@cranshirecapital.com

Anson Investments Master Fund, Ltd.

111 Peter Street, Suite 904

Toronto, Ontario M5V 2H1

Canada

Attn: Amin Nathoo, Moez Kassam

E-mail: anathoo@ansonfunds.com

Capital Ventures International

c/o Heights Capital Management

101 California Street, Suite 3250

San Francisco, CA 94111,

Attn: Sam Winer, Martin Kobinger

E-mail: sam.winer@sig.com

Heng Hong Ltd.

Rams Office Complex

Stoney Grove, Box 822

Charlestown, Nevis

St. Kitts & Nevis, West Indies

Attn: Dan McAllister, Daniel MacMullin

E-mail: dmacmullin@ifgnevis.com

Punit Dhillon

11220 Corte Belleza

San Diego, CA 92130

Attn: Punit Dhillon

E-mail: pdhillon@idhillon.com

Ocean Creation Investments Ltd.

65 Chulia Street, #41-02

Singapore 049513

Attn: Norman Winata

E-mail: norman@lucrumcapital.com.sg

Ong Kim Kiat

4 Sunrise Drive

Singapore 806507

Attn: Ong Kim Kiat

E-mail: drkkong@yahoo.com

Karmdeep and Harpreet Bains

925 Woodridge Court

Yuba City, CA 95993

Attn: Karmdeep Bains

E-mail: karmbains1@comcast.net

Greenberg Traurig, LLP

77 W. Wacker Drive, Suite 3100

Chicago, Illinois 60601

Facsimile: (312) 456-8435

E-mail addresses:	liebermanp@gtlaw.com
mazurt@gtlaw.com
Attention:	Peter H. Lieberman, Esq.
Todd A. Mazur, Esq.

EXHIBIT A

Form of Subscription Agreement

SUBSCRIPTION AGREEMENT

Arch Therapeutics, Inc.

20 William Street, Suite 270

Wellesley, Massachusetts 02481

Ladies and Gentlemen:

1.             Subscription. The undersigned (the “Purchaser”), intending to be legally bound, hereby irrevocably agrees to purchase from Arch Therapeutics, Inc., a Nevada corporation (the “Company”), the principal amount of the Company’s 8% Convertible Notes due 2016 (the (“Notes”), in the form of Exhibit A hereto, at a purchase price equal to 100% of the face amount thereof. The Notes are convertible into shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), at a conversion price of $0.20 per share, subject to adjustment as specified therein. The shares of Common Stock issuable upon the conversion of the Notes are hereinafter referred to herein as the “Conversion Shares.” The Notes and the Conversion Shares are hereinafter collectively referred to as the “Securities”.

2.             The Offering. The Company is conducting a private placement of the Notes to accredited investors (the “Offering”). This Subscription Agreement (this “Subscription Agreement”) is one in a series of similar subscription agreements expected to be entered into pursuant to the Offering. No closing of the Offering shall occur unless a minimum of $750,000 in aggregate principal amount of the Notes has been sold in the Offering.

3.             Deliveries and Payment. Simultaneously with the execution hereof, the Purchaser shall deliver to the Company a completed and executed signature page to this Subscription Agreement. The Notes will be issued and sold by the Company to the Purchasers at a closing (the “Closing”), to occur on or before March 13, 2015 (the “Closing Date”). At the Closing, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company the Notes being subscribed for by the Purchaser hereunder. On or before the Closing, the Purchaser shall make a wire transfer payment in the full amount of the purchase price for the Notes for which the Purchaser is subscribing in this Subscription Agreement to be purchased on the Closing to an account specified in writing by the Company. The funds wired by the Purchaser will be held by the Company in a non-interest-bearing account until the earliest to occur of (a) the Closing Date and (b) the rejection of this subscription by the Company. No escrow account will be established or maintained in connection with the Offering.

4.             Acceptance of Subscription. The Purchaser understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this subscription or any other subscription for Notes, in whole or in part, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Company executes and delivers to the Purchaser an executed copy of this Subscription Agreement. If this subscription is rejected in whole or the Offering is terminated, all funds received from the Purchaser will be returned without interest or offset, and this Subscription Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

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Within five (5) calendar days of the Closing, the Company shall deliver to the Purchaser the Notes purchased by such Purchaser.

5.             Representations and Warranties of the Purchaser.

The Purchaser hereby acknowledges, represents, warrants, and agrees as follows:

(a)                The Purchaser is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement;

(b)               The execution, delivery and performance by the Purchaser of this Agreement have been duly authorized and each will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equity principles;

(c)                None of the Securities are registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Purchaser understands that the offering and sale of the Notes is intended to be exempt from registration under the Securities Act by virtue of Section 4(a)(2) thereof and the provisions of Regulation D (“Regulation D”) as promulgated by the Securities and Exchange Commission (the “SEC”) thereunder, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement;

(d)               The Securities to be received by the Purchaser hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. The Purchaser is not a broker-dealer registered with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or an entity engaged in a business that would require it to be so registered;

(e)                The Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby;

(f)                Neither the SEC nor any state securities commission or other regulatory authority has approved the Securities, or passed upon or endorsed the merits of the Offering or confirmed the accuracy or determined the adequacy of any information provided by the Company to the Purchaser in connection with the Offering;

A-2

(g)               The Purchaser acknowledges that the Company files reports and other documents with the SEC pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the “SEC Documents”), and that the Purchaser and its Advisers have had access to the SEC Documents. The Purchaser has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities;

(h)               The Purchaser is unaware of, is in no way relying on, and did not become aware of the Offering through or as a result of, any form of general solicitation or general advertising;

(i)                 The Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby (other than commissions payable by the Company pursuant to the terms of any contract to which the Company is a party);

(j)                 The Purchaser is aware that an investment in the Company is subject to substantial risks as disclosed in the SEC Documents;

(k)               At the time such Purchaser was offered the Securities, it was, at the date hereof it is, and on the date of any conversion or sale of the Notes and/or the Conversion Shares it will be (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act and (ii) an “institutional investor” as defined in Financial Industry Regulatory Authority Rule 5110(d)(4)(B). Such Purchaser is not a registered broker dealer registered under Section 15(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an entity engaged in the business of being a broker dealer. Either such Purchaser is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker dealer, or is acquiring the Notes in the ordinary course of business. Such Purchaser maintains its principal executive office at the location specified on its signature page hereto;

(l)                 Neither the Purchaser, nor any of its affiliates, nor any person claiming by or through any of them, is subject to any “bad actor” disqualification specified in Rule 506(d) of Regulation D (a “Disqualification Event”). The Purchaser undertakes to update the Company in the event that the Purchaser (or any of its affiliates, or any person claiming by or through any of them) subsequently becomes subject to a Disqualification Event;

(m)             It is understood that the Notes and any certificates representing the Conversion Shares will bear the following legend:

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

A-3

(n)               The Purchaser understands and acknowledges that other investors may not participate in the Offering.

6.             Representations and Warranties of the Company

The Company hereby acknowledges, represents, warrants, and agrees as follows:

(a)                The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the Notes (the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by the Company’s board of directors and other than the 8-K Filing (as defined below) and a Form D and any other filings as may be required by any state securities agencies, no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governing body. This Agreement has been, and the other Transaction Documents will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(b)               As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than the maximum number of shares of Common Stock issuable upon conversion of the Notes (without taking into account any limitations on the conversion of the Notes. The issuance of the Conversion Shares is duly authorized, and upon conversion in accordance with the Notes, the Conversion Shares, when issued, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders thereof being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Purchaser in this Agreement and the filing with the SEC of a Form D following the Closing, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act of 1933, as amended (the “Act”).

(c)                The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Conversion Shares will not (i) result in a violation of the Charter (as defined below) (including, without limitation, any certificates of designation contained therein) or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company, or Bylaws (as defined below), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, federal and state securities laws and regulations and the rules and regulations of the OTCQB tier of the OTC Marketplace (the “Principal Market”)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) above, for such conflicts, defaults or rights that could not reasonably be expected to have a Material Adverse Effect (as defined below).

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(d)               The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the Closing have been obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock therefrom in the foreseeable future.

(e)                Since the date of the Company’s most recent audited financial statements contained in a Form 10-K filed under the Securities Exchange Act of 1934 (a “Form 10-K”), there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at such Closing, will not be Insolvent (as defined below). For purposes of this Section 6(e), “Insolvent” means, (I) with respect to the Company and its Subsidiaries, on a consolidated basis, (i) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (ii) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (II) with respect to the Company and each Subsidiary, individually, (i) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (ii) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital.

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(f)                No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced, (ii) could have a material adverse effect on any Purchaser’s investment hereunder or (iii) could have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under this Agreement or the Warrants.

(g)               Neither the Company, any of its Subsidiaries or any director, officer, agent, employee, nor any other Person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act or any other applicable anti-bribery or anti-corruption laws, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Government Entity, as defined below, to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Governmental Official, for the purpose of: (i)(1) influencing any act or decision of such Government Official in his/her official capacity, (2) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (3) securing any improper advantage, or (4) inducing such Government official to influence or affect any act or decision of any Government Entity, or (ii) assisting the Company or its subsidiary in obtaining or retaining business for or with, or directing business to, the Company or its subsidiary. “Government Entity” as used in the previous paragraph means any government or any department, agency or instrumentality thereof, including any entity or enterprise owned or controlled by a government, or a public international organization.

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(h)               Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its and its Subsidiaries’ relations with their respective employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(i)                 It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by this Agreement in connection with the Form 8-K Filing (as defined below), in accordance with the terms thereof, the Purchaser has not been asked by the Company or any of its Subsidiaries to agree, nor has the Purchaser agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) the Purchaser, and counterparties in “derivative” transactions to which any the Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to the Purchaser’s knowledge of the transactions contemplated by this Agreement; and (iii) the Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by this Agreement pursuant to the Form 8-K Filing, the Purchaser may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or the Warrants or any of the documents executed in connection herewith or therewith.

(j)                 Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than the Placement Agent), or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

A-7

(k)               Except as disclosed in the Form 8-K Filing, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchaser regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that the Purchaser does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 5.

7.             Press Release and Form 8-K. The Company and the Purchaser agree that the Company shall issue a press release and file a Form 8-K disclosing the material terms of the transactions contemplated hereby and attaching a copy of the Subscription Agreement and Notes (the “Form 8-K Filing”), and shall be in a form reasonably acceptable to the Purchaser. From and after the Form 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to the Purchaser by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Purchaser with any material, non-public information regarding the Company or any of its Subsidiaries from and after the Form 8-K Filing without the express prior written consent of such Purchaser.

8.             Modification. This Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

9.             Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed email or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties at their respective address, email or facsimile number set forth on the signature page hereto, or to such other address as such party shall have furnished in writing in accordance with the provisions of this Section 9.

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10.           Assignability. This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of any Securities acquired by the Purchaser shall be made only in accordance with all applicable laws.

11.           Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be wholly- performed within said State.

12.           Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York located in New York county and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in such courts, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

13.           Blue Sky Qualification. The purchase of Notes under this Subscription Agreement and the issuance of the Conversion Shares upon the due conversion of the Notes are all expressly conditioned upon the exemption from qualification of the offer and sale thereof, as applicable, from applicable federal and state securities laws. The Company shall not be required to qualify the Offering or any issuance of Conversion Shares under the securities laws of any jurisdiction.

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14.           Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

15.           Other Terms.

(a)                For purposes of any presently existing securities of the Company now held or hereafter acquired by the Purchaser or its affiliates that provide for the adjustment of the exercise or conversion price thereof upon the issuance or deemed issuance of shares of Common Stock at a price determined to be less than the exercise or conversion price then in effect, the Purchaser agrees that the effective price at which shares of Common Stock are deemed to be issued as a result of the sale of the Notes and the other transactions contemplated hereby shall be deemed to be $0.20 per share. By way of clarification, the Purchaser agrees that, upon the Closing, the effect of the issuance of the Notes and the consummation of the other transactions contemplated hereby shall be that the adjusted “Exercise Price” of the Company’s outstanding Series A Warrants will be reduced to $0.20 in accordance with the terms of the Series A Warrants, resulting in an additional 5,700,000 shares of Common Stock becoming issuable under the terms of the Series A Warrants.

(b)               Upon consummation of the Closing, the Series C Warrants are hereby amended to change the “Expiration Date” thereof to 5:00 p.m., New York time, on June 2, 2015.

16.           Miscellaneous.

(a)                This Subscription Agreement, including all attachments, schedules and exhibits thereto, constitutes the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.

(b)               The representations and warranties of the Purchaser made in this Subscription Agreement shall survive the execution and delivery hereof and delivery of the Securities.

(c)                Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(d)               This Subscription Agreement may be executed in one or more counterparts (including electronic counterparts), each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. This Agreement will be binding on the parties hereto and their successors, permitted assigns and legal representatives.

(e)                Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

(f)                Paragraph and Section titles are for convenience and descriptive purposes only and are not to be considered in construing or interpreting this Subscription Agreement.

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Arch Therapeutics, Inc.

SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT

Purchaser hereby elects to subscribe under the Subscription Agreement for a total of $_______ of the Notes (NOTE: to be completed by Purchaser), and, by execution and delivery hereof), Purchaser hereby executes the Subscription Agreement and agrees to be bound by the terms and conditions of the Subscription Agreement.

Date (NOTE: To be completed by Purchaser): _______________________________

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)	Social Security Number(s)

Signature(s) of Purchaser(s)

Date	Address

Fax Number	Email Address

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Entity	Federal Tax Identification Number

By:
Name:	State of Organization
Title:

Date	Address

Fax Number	Email Address

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Accepted:

ARCH THERAPEUTICS, INC.

By:
Authorized Officer:

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EXHIBIT B

Form of Note

THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144 OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

8% CONVERTIBLE NOTE

$______________	March __, 2015 (the “Issuance Date”)

FOR VALUE RECEIVED, Arch Therapeutics, Inc., a Nevada, a Delaware corporation (the “Company”), hereby unconditionally promises to pay to the order of ________________ (the “Holder”), having an address _____________, at such address or at such other place as may be designated in writing by the Holder, or its assigns, the aggregate principal sum of _____________ United States Dollars ($______________), together with interest from the date set forth above on the unpaid principal balance of this Note outstanding at a rate equal to eight percent (8.0%) (computed on the basis of the actual number of days elapsed in a 360-day year) per annum and continuing on the outstanding principal until this 8% Convertible Note (the “Note”) is converted into Common Stock as provided herein or indefeasibly and irrevocably paid in full by the Company. Subject to the other provisions of this Note, the principal of this Note and all accrued and unpaid interest hereon shall mature and become due and payable on March ___, 2016 (the “Stated Maturity Date”). All payments of principal and interest by the Company under this Note shall be made in United States dollars in immediately available funds to an account specified by the Holder.

In the event that any amount due hereunder is not paid when due, such overdue amount shall bear interest at an annual rate of eleven percent (11%) until paid in full. In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Company, then such excess sum shall be credited by the Holder as a payment of principal.

This Note is one of a series of Notes (the “Company Notes”) of like tenor in an aggregate principal amount of up to One Million United States Dollars ($1,000,000) issued by the Company pursuant to the Subscription Agreements (as defined below).

1.                  Definitions. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Subscription Agreements unless otherwise defined herein. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

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“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Bloomberg” means Bloomberg Financial Markets.

“Board” shall mean the Board of Directors of Company.

“Business Day” other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported on the OTC Pink marketplace operated by OTC Markets Group Inc. If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Common Stock” shall mean the Common Stock, par value $0.001 per share, of the Company or any securities into which shares of Common Stock may be reclassified after the date hereof.

“Company” has the meaning set forth in the first paragraph hereof.

“Company Notes” has the meaning set forth in the third paragraph hereof.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Price” shall mean initially $0.20 per share, subject to adjustment as provided in Section 4.

“Event of Default” has the meaning set forth in Section 5 hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Holder” has the meaning set forth in the first paragraph hereof.

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“Indebtedness” means any liability or obligation (i) for borrowed money, other than trade payables incurred in the ordinary course of business, (ii) evidenced by bonds, debentures, notes, or other similar instruments, (iii) in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), except letters of credit or other similar instruments issued to secure payment of trade payables or obligations in respect of workers’ compensation, unemployment insurance and other social security laws or regulations, all arising in the ordinary course of business consistent with past practices, (iv) to pay the deferred purchase price of property or services, except trade payables arising in the ordinary course of business consistent with past practices, (v) as lessee under capitalized leases, (vi) secured by a Lien on any asset of the Company or a Subsidiary, whether or not such obligation is assumed by the Company or such Subsidiary.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any of the foregoing).

“Majority Holders” has the meaning set forth in Section 7 hereof.

“Note” has the meaning set forth in the first paragraph hereof.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Principal Market” means any marketplace operated by the OTC Markets Group Inc.

“Stated Maturity Date” has the meaning set forth in the first paragraph hereof.

“Subscription Agreements” means the Subscription Agreements entered into by and between the Company and the original Holders of the Company Notes, as the same may be amended from time to time.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

2.                  Subscription Agreements. This Note is one of the several 8% Convertible Notes of the Company issued pursuant to the Subscription Agreements. This Note is subject to the terms and conditions of, and entitled to the benefit of, the provisions of the Subscription Agreement pursuant to which it was issued. This Note is transferable and assignable to any Person to whom such transfer is permissible under such Subscription Agreement and applicable law. The Company agrees to issue from time to time a replacement Note in the form hereof to facilitate such transfers and assignments. In addition, after delivery of an indemnity in form and substance reasonably satisfactory to the Company, the Company also agrees to promptly issue a replacement Note if this Note is lost, stolen, mutilated or destroyed.

3.                  No Right of Prepayment or Redemption. This Note shall not be prepayable or redeemable by the Company prior to the Stated Maturity Date.

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4.                  Conversion Rights.

(a)                Subject to and upon compliance with the provisions of this Note, prior to the Stated Maturity Date, the Holder shall have the right, at its option at any time, to convert some or all of the Note into such number of fully paid and nonassessable shares of Common Stock as is obtained by: (i) adding (A) the principal amount of this Note to be converted and (B) the amount of any accrued but unpaid interest with respect to such portion of this Note to be converted; and (ii) dividing the result obtained pursuant to clause (i) above by the Conversion Price then in effect. The rights of conversion set forth in this Section 4 shall be exercised by the Holder by giving written notice to the Company that the Holder elects to convert a stated amount of this Note into Common Stock to the Company by email or facsimile at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the Holder) at any time on the date set forth in such notice (which date shall not be earlier than the Company’s receipt of such notice), together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

(b)               Promptly after receipt of the written notice referred to in Section 4(a) above and surrender of this Note (or, in lieu thereof, by delivery of an appropriate lost security affidavit in the event this Note shall have been lost or destroyed), but in no event more than three (3) Business Days thereafter, the Company shall issue and deliver, or cause to be issued and delivered, to the Holder, registered in such name or names as the Holder may direct in writing, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such portion of this Note. The Company shall pay all transfer agent fees and, to the extent that the Holder may freely resell such shares of Common Stock without volume or manner of sale restrictions under Rule 144, shall cause its counsel to deliver an appropriate legal opinion in connection with any sales under Rule 144 so that shares of Common Stock issuable upon the conversion of this Note shall be issued free of restrictive legend. To the extent permitted by law, such conversion shall be deemed to have been effected, and the Conversion Price shall be determined, as of the date on which such written notice shall have been received by the Company. The Holder shall return this Note to the Company for cancellation upon the full conversion or payment thereof. The Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

(c)                No fractional shares shall be issued upon any conversion of this Note into Common Stock. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 4(c), be delivered upon such conversion, the Company, in lieu of delivering such fractional share, shall pay to the Holder an amount in cash equal to the Closing Bid Price of a share of Common Stock on the effective date of conversion times the fractional share of Common Stock otherwise issuable upon such conversion. In case the principal amount of this Note exceeds the principal amount being converted, the Company shall, upon such conversion, execute and deliver to the Holder, at the expense of the Company, a new Note for the principal amount of this Note surrendered which is not to be converted.

(d)               The Company may at any time during the term of this Note reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board.

B-4-

(e)                If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Issuance Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f)                If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights or phantom stock rights), then the Board will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 4(f) will increase the Conversion Price as otherwise determined pursuant to this Section 4.

(g)               An adjustment to the Conversion Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(h)               In the event that, as a result of an adjustment made pursuant to this Section 4, the Holder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon conversion of this Note shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Note.

(i)                 In case at any time:

(i) the Company shall declare any dividend upon its Common Stock or any other class or series of capital stock of the Company payable in cash or stock or make any other distribution to the holders of its Common Stock or any such other class or series of capital stock;

(ii) the Company shall offer for subscription pro rata to the holders of its Common Stock or any other class or series of capital stock of the Company any additional shares of stock of any class or other rights; or

(iii) there shall be any capital reorganization or reclassification of the capital stock of the Company, any acquisition or a liquidation, dissolution or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by delivery in person or by certified or registered mail, return receipt requested, addressed to the Holder at the address of such Holder as shown on the books of the Company, (a) at least twenty (20) Business Days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any event set forth in clause (iii) of this Section 4(j) and (b) in the case of any event set forth in clause (iii) of this Section 4(j), at least 20 Business Days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock or such other class or series of capital stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock and such other series or class of capital stock shall be entitled to exchange their Common Stock and other stock for securities or other property deliverable upon consummation of the applicable event set forth in clause (iii) of this Section 4(i).

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(j)                 Upon any adjustment of the Conversion Price, then and in each such case the Company shall give prompt written notice thereof, by delivery in person or by certified or registered mail, return receipt requested, addressed to the Holder at the address of such Holder as shown on the books of the Company, which notice shall state the Conversion Price resulting from such adjustment and setting forth in reasonable detail the method upon which such calculation is based.

(k)               The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon conversion of this Note as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of this Note. The Company covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, and that the Company will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Company shall take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange or trading market upon which the Common Stock may be listed. The Company shall not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of this Note would exceed the total number of shares of Common Stock then authorized by the Company’s Certificate of Incorporation.

(l)                 The issuance of certificates for shares of Common Stock upon conversion of this Note shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.

(m)             The Company will not at any time close its transfer books against the transfer, as applicable, of this Note or of any shares of Common Stock issued or issuable upon the conversion of this Note in any manner which interferes with the timely conversion of this Note, except as may otherwise be required to comply with applicable securities laws.

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(n)               (n) The Company shall not effect the conversion of any portion of this Note, and the Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to such conversion, the Holder together with its affiliates collectively would beneficially own in excess of 4.99% (the "Maximum Percentage") of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Affiliates shall include the number of shares of Common Stock held by the Holder and all other Affiliates plus the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of the other Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 4(n). For purposes of this Section 4(n), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Affiliates and not to any other holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.

5.                  Event of Default. The occurrence of any of following events shall constitute an “Event of Default” hereunder:

(a)                the failure of the Company to make any payment of principal or interest on this Note when due, whether at the Stated Maturity, upon acceleration or otherwise;

(b)               the Company and/or its Subsidiaries fail to make a required payment or payments on Indebtedness of One Hundred Thousand United States Dollars ($100,000) or more in aggregate principal amount and such failure continues for more than ten (10) days;

(c)                there shall have occurred an acceleration of the stated maturity of any Indebtedness of the Company or its Subsidiaries of One Hundred Thousand United States Dollars ($100,000) or more in aggregate principal amount (which acceleration is not rescinded, annulled or otherwise cured within ten (10) days of receipt by the Company or a Subsidiary of notice of such acceleration);

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(d)               the Company or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company or any Subsidiary as bankrupt or insolvent; or any order for relief with respect to the Company or any Subsidiary is entered under the Federal Bankruptcy Code or any other bankruptcy or insolvency law; or the Company or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any Subsidiary or of any substantial part of the assets of the Company or any Subsidiary, or commences any proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company or any Subsidiary and either (i) the Company or any Subsidiary by any act indicates its approval thereof, consents thereto or acquiescence therein or (ii) such petition application or proceeding is not dismissed within sixty (60) days; or

(e)                a final, non-appealable judgment which, in the aggregate with other outstanding final judgments against the Company and its Subsidiaries, exceeds One Hundred Thousand United States Dollars ($100,000) shall be rendered against the Company or a Subsidiary and within sixty (60) days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of such stay, such judgment is not discharged; provided, however, that a judgment that provides for the payment of royalties subsequent to the date of the judgment shall be deemed to be discharged so long as the Company or the Subsidiary affected thereby is in compliance with the terms of such judgment;

Upon the occurrence of any such Event of Default all unpaid principal and accrued interest under this Note shall become immediately due and payable (A) upon election of the Holder, with respect to (a) through (c) and (e), and (B) automatically, with respect to (d). Upon the occurrence of any Event of Default, the Holder may, in addition to declaring all amounts due hereunder to be immediately due and payable, pursue any available remedy, whether at law or in equity, including, without limitation, exercising its rights under the other Transaction Documents.

6.                  No Waiver. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

7.                  Amendments in Writing. Any term of this Note may be amended or waived upon the written consent of the Company and the holders of Company Notes representing at least 50% of the principal amount of Company Notes then outstanding (the “Majority Holders”); provided, that (x) any such amendment or waiver must apply to all outstanding Company Notes; and (y) without the consent of the Holder hereof, no amendment or waiver shall (i) change the Stated Maturity Date of this Note, (ii) reduce the principal amount of this Note or the interest rate due hereon, (iii) increase the Conversion Price or (iv) change the place of payment of this Note. No such waiver or consent on any one instance shall be construed to be a continuing waiver or a waiver in any other instance unless it expressly so provides.

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8.                  Waivers. The Company hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

9.                  Waiver of Jury Trial. THE COMPANY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS NOTE OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THE COMPANY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

10.              Governing Law; Consent to Jurisdiction. This Note shall be governed by and construed under the law of the State of New York, without giving effect to the conflicts of law principles thereof. The Company and, by accepting this Note, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Note. The Company and, by accepting this Note, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Note, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

11.              Costs. If action is instituted to collect on this Note, the Company promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

12.              Notices. All notices hereunder shall be given in writing and shall be deemed delivered when received by the other party hereto at the address set forth in the Subscription or at such other address as may be specified by such party from time to time in accordance with the Purchase Agreements.

13.              Successors and Assigns. This Note shall be binding upon the successors or assigns of the Company and shall inure to the benefit of the successors and assigns of the Holder.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Company has caused this 8% Senior Secured Convertible Note to be signed in its name effective as of the date first above written.

ARCH THERAPEUTICS, INC.

By:
Name:
Title:

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EXHIBIT C

Amendment

AMENDMENT TO SERIES C WARRANTS TO PURCHASE COMMON STOCK

This Amendment to Series C Warrants to Purchase Common Stock (the “Amendment”) by and between Arch Therapeutics, Inc., a Nevada corporation (the “Company”), and Cranshire Capital Master Fund, Ltd. (“Cranshire”) is made as of March 13, 2015 (the “Effective Date”).

RECITALS

WHEREAS, on January 30, 2014, the Company entered into that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) with the investors named on the Schedule of Buyers attached thereto (collectively, the “Holders”) pursuant to which, among other things, the Company issued to the Holders shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and the Series C Warrants (as defined in the Securities Purchase Agreement, the “Series C Warrants”);

WHEREAS, Section 9 of the Series C Warrants provides that the provisions of the Series C Warrants may be amended only with the written consent of the Company and the Significant Buyers (as defined in the Securities Purchase Agreement);

WHEREAS, Cranshire is the only Significant Buyer; and

WHEREAS, the Company and Cranshire, in its capacity as the only Significant Buyer, now wish to amend the Series C Warrants as of the Effective Date as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the Parties hereby agree as follows:

1.	Definitions. Capitalized terms not otherwise defined in this Amendment shall have the meaning given to them in the Series C Warrants.

2.	Amendments to Series C Warrants. Section 16(h) to the Series C Warrants is hereby amended as of the Effective Date as follows:

“(h) “Expiration Date” means 5:00 p.m., New York time, on June 2, 2015.”

3.	Representations and Warranties of the Company. The Company represents and warrants to Cranshire that, after giving effect to the Amendment, the Warrant Shares shall remain eligible for resale under the Company’s resale registration statement on Form S-1 (File Number 333-194745) that became effective July 2, 2014.

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4.	Miscellaneous. To the extent that there are any inconsistencies between the terms of any Series C Warrant and the terms of this Amendment, the terms of this Amendment shall prevail in effect. This Amendment may be executed by the Parties in counterparts and may be executed and delivered by facsimile or other means of electronic communication and all such counterparts, taken together, shall constitute one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment. It is expressly understood and agreed that (i) this Amendment shall be a Transaction Document and (ii) the Transaction Documents are hereby amended to give full force and effect to the transactions contemplated by this Amendment. Except as otherwise expressly provided herein, (1) the Series C Warrants and each other Transaction Document is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date (A) all references in the Series C Warrants to “this Warrant,” “hereto,” “hereof,” “hereunder” or words of like import referring to the Series C Warrants shall mean the Series C Warrants as amended by this Amendment, (B) all references in the other Transaction Documents to the “Warrants,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Series C Warrants shall mean the Series C Warrants as amended by this Amendment and (C) all references in Transaction Documents to the “Transaction Documents,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Transaction Documents shall mean the Transaction Documents as amended by this Amendment and (2) the execution, delivery and effectiveness of this Amendment shall not operate as an amendment or waiver of any right, power, benefit or remedy of any Holder under any Transaction Document, nor constitute an amendment of any provision of any Transaction Document and all of them shall continue in full force and effect, as amended or modified by this Amendment. The Company shall, on or before 8:30 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Amendment in the form required by the 1934 Act and attaching this Amendment.

[signature page follows]

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IN WITNESS WHEREOF, Cranshire and the Company have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

ARCH THERAPEUTICS, INC.

By:
Name: Terrence W. Norchi, M.D
Title: President, Chief Executive Officer

SIGNIFICANT BUYER:

CRANSHIRE CAPITAL MASTER FUND, LTD.

By: Cranshire Capital Advisors, LLC
Its: Investment Manager

By: Keith Goodman
Its: Authorized Signatory

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